As filed with the Securities and Exchange Commission on January 27, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

UNDER

THE SECURITIES ACT OF 1933

JMP Group LLC

(Exact Name of Registrant as Specified in Its Governing Document)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

47-1632931

(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100 San Francisco, California 94111 (415) 835-8900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

JMP Group LLC Amended and Restated Equity Incentive Plan

(Full Title of the Plan)

Scott Solomon
Chief Legal Officer
600 Montgomery Street, Suite 1100
San Francisco, California 94111
(415) 835-8900

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to: Andrew D. Thorpe, Esq. Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, California 94105 Telephone: (415) 773-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Aggregate maximum offering price	Amount of registration fee
Common Shares	3,000,000	$8.03	$24,090,000	$2,800
(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall cover any additional securities that may from time to time be offered or issued under the adjustment provisions of the employee benefit plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Market on January 23, 2015.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed for the purpose of registering 3,000,000 additional shares of our common stock to be issued under the JMP Group LLC Amended and Restated Equity Incentive Plan, which are the same class as those securities previously registered on effective Forms S-8 filed with the Securities and Exchange Commission on January 27, 2015 (File No. 333-142956), and the contents of that Registration Statements, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 27th day of January, 2015.

JMP GROUP LLC

By:	/s/ Joseph A. Jolson
Name:	Joseph A. Jolson

Title:	Chief Executive Officer

POWERS OF ATTORNEY

We, the undersigned officers and directors of JMP Group LLC, hereby severally constitute and appoint Joseph A. Jolson, Raymond S. Jackson and Scott Solomon, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said registration statement (and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable JMP Group LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph A. Jolson	Director, Chairman and Chief Executive Officer	January 27, 2015
Joseph A. Jolson	(Principal Executive Officer)

/s/ Raymond S. Jackson	Chief Financial Officer	January 27, 2015
Raymond S. Jackson	(Principal Financial and Accounting Officer)

/s/ Craig R. Johnson	Director	January 27, 2015
Craig R. Johnson

/s/ David M. DiPietro	Director	January 27, 2015
David M. DiPietro

/s/ Kenneth M. Karmin	Director	January 27, 2015
Kenneth M. Karmin

/s/ Mark L. Lehmann	Director	January 27, 2015
Mark L. Lehmann

/s/ H. Mark Lunenburg	Director	January 27, 2015
H. Mark Lunenburg

/s/ Jonathan M. Orszag	Director	January 27, 2015
Jonathan M. Orszag

/s/ Carter D. Mack	Director	January 27, 2015
Carter D. Mack

/s/ Glenn H. Tongue	Director	January 27, 2015
Glenn H. Tongue

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description of Exhibit

5.1*	Opinion of Orrick, Herrington & Sutcliffe LLP

23.1*	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

23.2*	Consent of Pricewaterhouse Coopers LLP.

24.1*	Powers of Attorney (included on the signature page hereto)

*	Filed herewith.